As filed with the Securities and Exchange Commission on April 30, 2003 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                                  HIV-VAC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  NEVADA                                 86-0876846
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


                                 12 HARBEN COURT
                      COLLINGWOOD, ONTARIO, CANADA L9Y 4L8
                    (Address of Principal Executive Offices)

                               Legal Fee Agreement
                            (Full title of the plan)


                              Incorp Services Inc.
                          6075 South Eastern, Suite #1
                               Las Vegas, NV 89119
                                 (702) 866-2500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:

                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         60 East 42nd Street, 37th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677


                         CALCULATION OF REGISTRATION FEE


---------------------- ------------------- -------------------- -------------------- ------------------

                                           Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be        Offering Price Per   Aggregate Offering   Amount of
to be Registered       Registered          Share                Price                Registration Fee
---------------------- ------------------- -------------------- -------------------- ------------------
Common Stock, no par   140,000 shares(1)   $0.415(2)            $58,100              $4.70
value per share
---------------------- ------------------- -------------------- -------------------- ------------------

TOTAL                  140,000 shares                           $58,100              $4.70

---------------------- ------------------- -------------------- -------------------- ------------------


(1) Represents 140,000 shares of Common Stock to be issued to an attorney with Bondy & Schloss, LLP as compensation for services rendered by Bondy & Schloss, LLP pursuant to a fee agreement.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of April 23, 2003.



                                     PART I

              Information Required In The Section 10(a) Prospectus

Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

This Registration Statement on Form S-8 (the "Registration Statement") of HIV-VAC, Inc., a Nevada corporation, (the "Registrant") covers 140,000 shares of the Registrant's common stock, par value $.001 per share ("Common Stock").

Item 1. Plan Information

HIV-VAC, Inc. is offering the common stock as compensation for services rendered and not compensated in cash. The common stock will be issued to the intended recipients upon the effective date of this registration statement. The common stock is not being offered pursuant to a plan. The issuance of the common stock is not subject to the Employee Retirement Income Security Act of 1974. Additional information may be obtained from Kevin W. Murray, President and CEO of HIV-VAC. Mr. Murray's address is 12 Harben Court, Collingwood, Ontario, Canada L9Y 4L8 and his telephone number is (705) 444-6317. The following persons are participating in the distribution made pursuant to this registration statement:

           Name                  Number of Shares        Nature of Services
           ----                  ----------------        ------------------
           Jeffrey A. Rinde          140,000               Legal services

The participating person has provided a bona fide service to HIV-VAC in payment for the shares and is believed to be within the term "employee" as defined for purposes of Form S-8.

The shares will be treated as ordinary income at the fair market value thereof on the date of receipt under the Internal Revenue Code ("Code").


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

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, HIV-VAC will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide to the Participant, without charge, upon written or oral request, all of the documents required to be delivered to the Participants pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"). Any and all such requests shall be directed to HIV-VAC, Inc., Attn: Kevin W. Murray, President and CEO, at 12 Harben Court, Collingwood, Ontario, Canada L9Y 4L8.

                                     PART II

               Information Required In The Registration Statement

Item 3.  Incorporation Of Documents By Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)(i) The Registrant's Annual Report on Form 10-KSB filed on January 13, 2003 and as amended on March 6, 2003 and on April 7, 2003.

(ii) The Registrant's Registration of Securities pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") dated January 31, 2003 and as amended on February 11, 2003.

(b) Quarterly Report on Form 10-QSB filed on February 14, 2003 for the quarter ended December 31, 2002, as amended on March 11, 2003.

(c) The description of Registrant's Common Stock contained in the Registration Statement on amended Form 10-QSB filed with the Commission on May 16, 2000, and on Form 8-K12G3/A filed with the Commission on June 14, 2000, under the laws of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities

Not applicable.

Item 5. Interests Of Named Experts and Counsel

140,000 shares of the Registrant's Common Stock have been issued in the name of Jeffrey A. Rinde, Esq., all of which shares of Common Stock are being registered herewith. Mr. Rinde is a partner at Bondy & Schloss, LLP which serves as corporate counsel to the Registrant. Under the terms of the partnership agreement of Bondy & Schloss LLP, the shares of Common Stock are deemed to be beneficially owned by Bondy & Schloss LLP.


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

Item 6. Indemnification Of Directors and Officers

The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.

Item 7. Exemption From Registration Claimed

None of the  shares  of the  Company's  common  stock  covered  hereby  has been
previously   issued  in  reliance  upon  an  exemption  from  the   registration
requirements of the Securities Act.

Item 8. Exhibits

The exhibits listed in the Index to Exhibits, which appears on page 6 herein, are filed as part of this Registration Statement.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Collingwood, Ontario, Canada on the 30th day of April, 2003.



                                           HIV-VAC, INC.

                                           By:  /s/ Kevin W. Murray
                                              ------------------------------
                                           Kevin W. Murray,
                                           Chairman, Chief Executive Officer
                                           and Director



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of April, 2003.


      Signature                     Title
      ---------                     -----

By: /s/ KEVIN W MURRAY              Chairman of the Board        April 30, 2003
    ------------------------        President & CEO
    Kevin Murray


By: /s/ GORDON R B SKINNER          Director                     April 30, 2003
    ------------------------
    Gordon R B Skinner


By: /s/ SALLY DEL PRINCIPE          Chief Financial Officer      April 30, 2003
    ------------------------        Director
    Sally Del Principe

                                  EXHIBIT INDEX

Index and Description of Exhibits

Exhibit No.         Description
-----------         -----------
5.1                 Opinion  of Bondy & Schloss  LLP as to the  legality  of the securities being offered.
23.1                Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
23.2                Consent of SF Partnership, LLP
24                  Powers  of  Attorney  (included  on  p.  9  of  Registration
                    Statement on this Form S-8).
















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